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                                                                     EXHIBIT 3.3

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          RACING CHAMPIONS CORPORATION
                             A Delaware Corporation
                           (Adopted on July 17, 1998)



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                                 REFERENCE TABLE

                         AMENDED AND RESTATED BY-LAWS OF

                          RACING CHAMPIONS CORPORATION

Section       Subject Matter                                               Page

I.            OFFICES

1.01          Registered Office                                              1
1.02          Other Offices                                                  1

II.           MEETINGS OF STOCKHOLDERS

2.01          Annual Meetings                                                1
2.02          Special Meetings                                               2
2.03          Place of Meetings                                              2
2.04          Notice                                                         3
2.05          Stockholders List                                              3
2.06          Quorum                                                         3
2.07          Adjourned Meetings                                             4
2.08          Vote Required                                                  4
2.09          Voting Rights                                                  4
2.10          Proxies                                                        4
2.11          Action by Written Consent                                      5

III.          DIRECTORS

3.01          General Powers                                                 5
3.02          Number, Election and Term of Office                            5
3.03          Removal and Resignation                                        6
3.04          Vacancies                                                      6
3.05          Annual Meetings                                                6
3.06          Other Meetings and Notice                                      6
3.07          Quorum, Required Vote and Adjournment                          6
3.08          Committees                                                     6
3.09          Committee Rules                                                7
3.10          Communications Equipment                                       7
3.11          Waiver of Notice and Presumption of Assent                     7
3.12          Action by Written Consent                                      8
3.13          The Chairman of the Board                                      8
3.14          Compensation of Directors                                      8

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IV.           OFFICERS

4.01          Number                                                         8
4.02          Election and Term of Office                                    8
4.03          Resignation and Removal                                        9
4.04          Vacancies                                                      9
4.05          Compensation                                                   9
4.06          Chief Executive Officer                                        9
4.07          President                                                     10
4.08          Executive Vice President, Senior Vice Presidents
              and Vice Presidents                                           10
4.09          Secretary                                                     10
4.10          Treasurer                                                     11
4.11          Assistants and Acting Officers                                11
4.12          Other Officers, Assistant Officers and Agents                 11
4.13          Absence or Disability of Officers                             11

V.            INDEMNIFICATION OF OFFICERS, DIRECTORS
              AND OTHERS

5.01          Nature of Indemnity                                           12
5.02          Procedure for Indemnification of Directors and Officers       12
5.03          Not Exclusive                                                 13
5.04          Insurance                                                     13
5.05          Expenses                                                      13
5.06          Employees and Agents                                          14
5.07          Contract Rights                                               14
5.08          Merger or Consolidation                                       14

VI.           CERTIFICATES OF STOCK

6.01          Form                                                          14
6.02          Lost Certificates                                             15
6.03          Fixing a Record Date for Stockholder Meetings                 15
6.04          Fixing a Record Date for Action by Written Consent            16
6.05          Fixing a Record Date for Other Purposes                       16
6.06          Registered Stockholders                                       16
6.07          Subscriptions for Stock                                       17


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VII.          GENERAL PROVISION

7.01          Dividends                                                     17
7.02          Checks, Drafts or Orders                                      17
7.03          Contracts                                                     17
7.04          Loans                                                         17
7.05          Fiscal Year                                                   18
7.06          Corporate Seal                                                18
7.07          Voting Securities Owned by Corporation                        18
7.08          Inspection of Books and Records                               18
7.09          Section Headings                                              18
7.10          Inconsistent Provisions                                       19

VIII.         AMENDMENTS

8.01          By Stockholders                                               19
8.02          By Directors                                                  19
8.03          Implied Amendments                                            19


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                               ARTICLE I. OFFICES

                  SECTION 1.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1013 Centre Road, Wilmington, Delaware, County of New Castle 19805. The name of the Corporation's registered agent at such address shall be The Prentice-Hall Corporation System, Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

                  SECTION 1.02. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                      ARTICLE II. MEETINGS OF STOCKHOLDERS

                  SECTION 2.01. Annual Meetings. Annual meetings of the stockholders, commencing in 1998, shall be held each year on the third Wednesday of April if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as may be fixed by or under the authority of the Board of Directors and stated in the notice of meeting, for the purpose of electing directors and conducting such other proper business as may come before the meeting.

                  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) brought before the meeting by a stockholder pursuant to this By-Law.

                  Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this By-Law.

                  For business to be properly brought before an annual meeting by a stockholder, and for nominations by stockholders for the election of directors, the stockholder must have given timely notice thereof in writing to the Secretary of the

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Corporation. All notices given pursuant to this section shall be in writing and must be received by the Secretary of the Corporation not later than 90 days prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year. All such notices shall include (i) a representation that the person sending the notice is a stockholder of record and will remain such through the record date for the meeting, (ii) the name and address, as they appear on the Corporation's books, of such stockholder, (iii) the class and number of the Corporation's shares which are owned beneficially and of record by such stockholder, and (iv) a representation that such stockholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice. Notice as to proposals with respect to any business to be brought before the meeting other than election of directors shall also set forth the text of the proposal and may set forth any statement in support thereof that the stockholder wishes to bring to the attention of the Corporation, and shall specify any material interest of such stockholder in such business. Notice as to nominations shall set forth the name(s) of the nominee(s), address(es) of each, a description of all arrangements or understandings between the stockholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, the written consent of each nominee to serve as a director if so elected and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) of such stockholder. Nothing in these By-Laws shall require the Corporation to include in any notice, proxy statement or other mailing to stockholders any information regarding nominees or proposals made by stockholders except as otherwise required by law.

                  The chairman of the meeting shall refuse to acknowledge the nomination of any person or the consideration of any business not made in compliance with the foregoing procedures.

                  SECTION 2.02. Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such special meeting may be called at any time by the Board of Directors, the President or the holders of at least a majority of the issued and outstanding shares of capital stock entitled to vote thereat.

                  SECTION 2.03. Place of Meetings. The Board of Directors may designate any place either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation but


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any meeting may be adjourned to reconvene at any place designated by a majority of the shares represented thereat.

                  SECTION 2.04. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case special meetings, the purpose or purposes, of such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the President or the Secretary and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  SECTION 2.05. Stockholders List. The officer or agent having charge of the stock ledger of the Corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 2.06. Quorum. The holders of a majority of the outstanding shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate incorporation. Once a holder is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, such holder is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting or another time and/or place.


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                  SECTION 2.07. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  SECTION 2.08. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, the certificate of incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  SECTION 2.09. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the Corporation or any amendments thereto and subject to section 6.03, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

                  SECTION 2.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid.

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                  SECTION 2.11. Action by Written Consent. Unless otherwise
provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of Delaware, or the Corporation's principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                             ARTICLE III. DIRECTORS

                  SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  SECTION 3.02. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be not less than three nor more than 15, as may be designated from time to time by the Board of Directors. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in section 3.04. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.


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                  SECTION 3.03. Removal and Resignation. Any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time upon written notice to the Corporation.

                  SECTION 3.04. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the Board of Directors for the unexpired portion of the term. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

                  SECTION 3.05. Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders.

                  SECTION 3.06. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors on at least 24 hours notice to each director, either personally, by private courier, by telephone, by mail, or by facsimile. Oral notice is effective when communicated. Written notice is effective as follows: If delivered in person, when received; if given by mail, when deposited, postage prepaid, in the United States mail addressed to the director at his or her business or home address (or such other address as the director may have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to a facsimile number at any address designated above; and if given by private courier, when delivered to the private courier.

                  SECTION 3.07. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  SECTION 3.08. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more

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committees, each committee to consist of one or more of the directors of the
Corporation, which to the extent provided in such resolution or these By-Laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                  SECTION 3.09. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as provided in section 3.08, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

                  SECTION 3.10. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

                  SECTION 3.11. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be held with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

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                  SECTION 3.12. Action by Written Consent. Unless otherwise
restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee

                  SECTION 3.13. The Chairman of the Board. The Board of Directors may choose a Chairman of the Board who shall hold the position until his or her successor is chosen and qualifies and who may be removed at any time by the affirmative vote or a majority of the Board of Directors. Any vacancy occurring in the position of Chairman of the Board may be filled by the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written directions given to him or her pursuant to resolutions duly adopted by the Board of Directors. The Chairman of the Board shall not be deemed to be an officer of the Corporation as a result of his or her appointment as Chairman of the Board.

                  SECTION 3.14. Compensation of Directors. The Board of Directors, irrespective of any personal interests of any of its members, may fix the compensation of directors, including a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director and/or reimbursement of expenses, if any. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              ARTICLE IV. OFFICERS

                  SECTION 4.01. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, an Executive Vice President, one or more Vice Presidents, including Senior Vice Presidents, a Secretary, and such other officers and assistant officers as may be deemed necessary and desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer, President and Secretary shall be filled as expeditiously as possible.

                  SECTION 4.02. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting

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held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

                  SECTION 4.03. Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the Corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date. Any officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the Corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

                  SECTION 4.04. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

                  SECTION 4.05. Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

                  SECTION 4.06. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. He shall supervise the day to day operations of the Corporation's business. In the absence of the Chairman of the Board, or in the event that that office is for any reason vacant, the Chief Executive Officer shall perform the functions of the Chairman of the Board. The Chief Executive Officer shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Chief Executive Officer is authorized to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize the President, the Executive Vice President or any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in

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his or her place and stead. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

                  SECTION 4.07. President. The President shall have responsibility for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, and in the absence of the Chairman of the Board and the Chief Executive Officer or in the event of their inability or refusal to act shall preside at all meetings of the stockholders and the Board of Directors. The President shall have the authority to sign, execute and acknowledge, on behalf of the Corporation, all contracts, deeds, mortgages, bonds, stock certificates, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors. The President shall be subject to the control of the Board of Directors and the Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of his death, disability or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all the powers and duties of the Chief Executive Officer. In general, he shall perform all duties incident to the office of the President and such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

                  SECTION 4.08. Executive Vice President, Senior Vice Presidents and Vice Presidents. The Executive Vice President, any Senior Vice President or any Vice President may sign with the Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or the Board of Directors. The execution of any instrument of the Corporation by the Executive Vice President, any Senior Vice President or any Vice President shall be conclusive evidence, as to third parties, of the authority of the Executive Vice President, the Senior Vice President or the Vice President to act in the stead of the President.

                  SECTION 4.09. Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the stockholders, the Board of Directors and any committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the Corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign certificates for shares of

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the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

                  SECTION 4.10. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

                  SECTION 4.11. Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.


                  SECTION 4.12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

                  SECTION 4.13. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.


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


                          ARTICLE V. INDEMNIFICATION OF
                         OFFICERS, DIRECTORS AND OTHERS

                  SECTION 5.01. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to sections
5.02 and 5.05, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  SECTION 5.02. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under section 5.01 or advance of expenses under section 5.05 shall be made promptly, and in any event within 30 days, upon the written request of the director or officer, if a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense in the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  SECTION 5.03. Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                  SECTION 5.04. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article V.

                  SECTION 5.05. Expenses. Expenses incurred by any person described in section 5.01 in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition, unless otherwise determined by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  SECTION 5.06. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another Corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

                  SECTION 5.07. Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this
Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

                  SECTION 5.08. Merger or Consolidation. For purposes of this
Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                        ARTICLE VI. CERTIFICATES OF STOCK

                  SECTION 6.01. Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board, the President, the Executive Vice President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of a specific class or series owned by such holder in the Corporation. If such a certificate is countersigned, either manually or by facsimile, (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such Chairman of the Board, President, Vice President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or who facsimile signature or signatures have been used on, any such certificate or certificate shall cease to be such officer or officers of the Corporation whether because of death resignation or otherwise before such certificate or certificates have been delivered by Corporation, such certificate or certificates may nevertheless be issued and delivered though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both connection with the transfer of any class or series of securities of the Corporation.

                  SECTION 6.02. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  SECTION 6.03. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  SECTION 6.04. Fixing a Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  SECTION 6.05. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  SECTION 6.06. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

                  SECTION 6.07. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

                         ARTICLE VII. GENERAL PROVISIONS

                  SECTION 7.01. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

                  SECTION 7.02. Checks, Drafts or Orders. All checks, drafts, or other orders for payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

                  SECTION 7.03. Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  SECTION 7.04. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of any subsidiary including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                  SECTION 7.05. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                  SECTION 7.06. Corporate Seal. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  SECTION 7.07. Voting Securities Owned by Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the President, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

                  SECTION 7.08. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

                  SECTION 7.09. Section Headings. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

                  SECTION 7.10. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                            ARTICLE VIII. AMENDMENTS

                 SECTION 8.01. By Stockholders. Unless otherwise provided in the certificate of incorporation, these By-Laws may be amended or repealed and new By-Laws may be adopted by the stockholders by majority vote of all shares of the Corporation's stock then outstanding and entitled to vote thereon.

                 SECTION 8.02. By Directors. These By-Laws may also be amended or repealed and new By-Laws may be adopted by the Board of Directors at any meeting by the vote provided in section 3.07 or by written consent, but (a) no By-Law adopted by the stockholders shall be amended, repealed or readopted by the Board of Directors if the By-Law so adopted so provides and (b) a By-Law adopted or amended by the stockholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the General Corporation Law of the State of Delaware may not be amended or repealed by the Board of Directors unless the By-Law expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a By-Law that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence.

                 SECTION 8.03. Implied Amendments. Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by a vote that would be sufficient to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.